DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.

Registration No. 811-07420
FORM N-SAR
Annual Period Ended March 31, 2012

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At a Joint Annual Meeting of Shareholders of Delaware Investments Minnesota Municipal Income
Fund II, Inc. (the "Fund"), the shareholders of the Fund voted to elect a Board of Directors for the
Fund at a meeting held on August 17, 2011. At the meeting, the following people were elected to serve as Independent Directors: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S.
Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In
addition, Patrick P. Coyne was elected to serve as an Interested Director.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Directors for the Fund.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 10,050,811.915
PERCENTAGE OF OUTSTANDING SHARES 87.361%
PERCENTAGE OF SHARES VOTED 96.708%
SHARES WITH AUTHORITY WITHHELD 342,238.303
PERCENTAGE OF OUTSTANDING SHARES 2.974%
PERCENTAGE OF SHARES VOTED 3.292%

Patrick P. Coyne

SHARES VOTED FOR 10,021,438.316
PERCENTAGE OF OUTSTANDING SHARES 87.105%
PERCENTAGE OF SHARES VOTED 96.425%
SHARES WITH AUTHORITY WITHHELD 371,611.902
PERCENTAGE OF OUTSTANDING SHARES 3.230%
PERCENTAGE OF SHARES VOTED 3.575%

John A. Fry

SHARES VOTED FOR 10,036,585.674
PERCENTAGE OF OUTSTANDING SHARES 87.237%
PERCENTAGE OF SHARES VOTED 96.571%
SHARES WITH AUTHORITY WITHHELD 356,464.544
PERCENTAGE OF OUTSTANDING SHARES 3.098%
PERCENTAGE OF SHARES VOTED 3.429%

Anthony D. Knerr

SHARES VOTED FOR 10,025,316.779
PERCENTAGE OF OUTSTANDING SHARES 87.139%
PERCENTAGE OF SHARES VOTED 96.462%
SHARES WITH AUTHORITY WITHHELD 367,733.439
PERCENTAGE OF OUTSTANDING SHARES 3.196%
PERCENTAGE OF SHARES VOTED 3.538%

Lucinda S. Landreth

SHARES VOTED FOR 10,057,858.159
PERCENTAGE OF OUTSTANDING SHARES 87.422%
PERCENTAGE OF SHARES VOTED 96.775%
SHARES WITH AUTHORITY WITHHELD 335,192.059
PERCENTAGE OF OUTSTANDING SHARES 2.913%
PERCENTAGE OF SHARES VOTED 3.225%

Ann R. Leven

SHARES VOTED FOR 10,050,185.349
PERCENTAGE OF OUTSTANDING SHARES 87.355%
PERCENTAGE OF SHARES VOTED 96.702%
SHARES WITH AUTHORITY WITHHELD 342,864.869
PERCENTAGE OF OUTSTANDING SHARES 2.980%
PERCENTAGE OF SHARES VOTED 3.298%

Thomas F. Madison

SHARES VOTED FOR 10,026,580.742
PERCENTAGE OF OUTSTANDING SHARES 87.150%
PERCENTAGE OF SHARES VOTED 96.474%
SHARES WITH AUTHORITY WITHHELD 366,469.476
PERCENTAGE OF OUTSTANDING SHARES 3.185%
PERCENTAGE OF SHARES VOTED 3.526%

Janet L. Yeomans

SHARES VOTED FOR 10,062,691.269
PERCENTAGE OF OUTSTANDING SHARES 87.464%
PERCENTAGE OF SHARES VOTED 96.822%
SHARES WITH AUTHORITY WITHHELD 330,358.949
PERCENTAGE OF OUTSTANDING SHARES 2.871%
PERCENTAGE OF SHARES VOTED 3.178%

J. Richard Zecher

SHARES VOTED FOR 10,039,482.239
PERCENTAGE OF OUTSTANDING SHARES 87.262%
PERCENTAGE OF SHARES VOTED 96.599%
SHARES WITH AUTHORITY WITHHELD 353,567.979
PERCENTAGE OF OUTSTANDING SHARES 3.073%
PERCENTAGE OF SHARES VOTED 3.401%

SUB-ITEM 77I:  Terms of new or amended securities

On November 15, 2011, Delaware Investments Minnesota Municipal Income Fund II, Inc. (VMM)
issued $75,000,000 of Series 2016 Variable Rate MuniFund Term Preferred (VMTP) Shares, with
$100,000 liquidation value per share in a privately negotiated offering. Proceeds from the issuance of VMTP Shares, net of offering expenses, were invested in accordance with the fund's investment objective. The VMTP Shares were offered to qualified institutional buyers pursuant to
Rule 144A under the Securities Act of 1933, and have priority over the common shares with respect to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the affairs of the fund. The VMTP shares shall have the right to elect two fund directors.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77.Q.1(d) Press Release defining the rights of the holders of any new class of securities and of any amendments referred to in answer to Sub-Item 77I, attached as Exhibit.
WS: MFG_Philadelphia: 859804: v1
WS: MFG_Philadelphia: 859804: v1